UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2022

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 370 Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Securities registered pursuant to Section 12(b) of the Exchange Act

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVOK	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Definitive Material Agreement

On February 1, 2022, Evoke Pharma, Inc. (the “Company”)  and Eversana Life Science Services, LLC (“Eversana”) entered into an amendment (the “Amendment”) to that certain Commercial Services Agreement, dated January 21, 2020, by and between the Company and Eversana (as amended, the “Commercial Services Agreement”).  The Amendment extends the term of the Commercial Sales Agreement from June 19, 2025 (five years from the date the Food & Drug Administration approved the Gimoti new drug application) to December 31, 2026.  The Amendment also increases the percentage of net product profit retained by the Company and increases the proportion of costs that are reimbursed to Eversana to the extent Eversana has accumulated unreimbursed costs.  Further, the Amendment revised the termination provision upon a change of control of the Company such that, in the event that the Company initiates such termination, the Company shall pay a one-time payment equal to all Eversana’s unreimbursed costs plus a portion of Eversana’s commercialization costs incurred in the 12 months prior to termination.

The foregoing description of the terms of the Amendment does not purport to be complete, and is qualified in their entirety by reference to the complete copy of the Amendment which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the period ending March 31, 2022.  The Company intends to seek confidential treatment for certain portions of the agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 2, 2022	EVOKE PHARMA, INC.

By: /s/ Matthew J. D’Onofrio
Matthew J. D’Onofrio
Executive Vice President,
Chief Business Officer and Secretary